UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 15, 2007
Capella Education Company
(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (888) 227-3552
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.
     On May 15, 2007, Capella University, our wholly owned subsidiary, announced that it is adopting a new Code of Conduct established by the New York Attorney General’s office. In addition, the University also announced that it has entered into a settlement agreement with the Attorneys General of New York and Minnesota in connection with on-going reviews of financial aid practices at various colleges and universities. In the settlement agreement, the University stipulated that it would adopt the Code of Conduct.
     We conducted an internal review of our financial aid practices. A summary of the findings of this internal review are set forth in the press release attached to this report as Exhibit 99.1, which is incorporated by reference into this report.
     Certain information in this report and the related press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors not to place undue reliance on any such forward-looking statements which are based on information available at the time the statements are made or management’s good faith belief as of such time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected, including, without limitation, the risk that subsequent unanticipated events, including unanticipated costs, may occur in connection with our adoption of the new Code of Conduct. We undertake no obligation to update our forward-looking statements to reflect events or circumstances arising after such date. Factors that could cause our results to differ materially from those contained in our forward-looking statements are included under, among others, the heading “Risk Factors” in our Forms 10-K and 10-Q on file with the Securities and Exchange Commission and other documents we have filed with the Securities and Exchange Commission.
Item 9.01.      Financial Statements and Exhibits.
99.1 Press Release dated May 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY
Date: May 15, 2007	By /s/ Gregory W. Thom
Gregory W. Thom
Vice President, General Counsel and Secretary